BRIGHTHOUSE FUNDS TRUST I

BRIGHTHOUSE FUNDS TRUST II

NOVEMBER 29, 2017

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Brian D. McCabe, Jeremy C. Smith, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer, and any Assistant Secretary and the other officers of Brighthouse Funds Trust I and Brighthouse Funds Trust II (the “Trusts”), and each of them singly, our true and lawful attorneys and agents, with full power to them and each of them to sign, for us, and in each of our names and in the capacities indicated below, any and all registration statements on Form N-14 applicable to the Trusts and any amendments or supplements thereto relating to the reorganization of each Acquired Portfolio into the corresponding Acquiring Portfolio, as set forth below, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, granting unto said attorney and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith as fully to all intents and purposes as we might or could do in person, with full power of substitution and revocation; and we do hereby ratify and confirm all that said attorneys and agents may lawfully do or cause to be done by virtue of this power of attorney.

Acquired Portfolio	Acquiring Portfolio

Pyramis Managed Risk Portfolio	Schroders Global Multi-Asset Portfolio
Allianz Global Investors Dynamic Multi-Asset Plus Portfolio	JPMorgan Global Active Allocation Portfolio
MFS Value Portfolio II	MFS Value Portfolio

/s/ Nancy Hawthorne	/s/ Stephen M. Alderman
Nancy Hawthorne,	Stephen M. Alderman,
Trustee	Trustee

Signed: November 29, 2017	Signed: November 29, 2017

/s/ Robert J. Boulware	/s/ Susan C. Gause
Robert J. Boulware,	Susan C. Gause,
Trustee	Trustee

Signed: November 29, 2017	Signed: November 29, 2017

/s/ John Rosenthal	/s/ Barbara A. Nugent
John Rosenthal,	Barbara A. Nugent,
Trustee	Trustee

Signed: November 29, 2017	Signed: November 29, 2017

/s/ Dawn M. Vroegop
Dawn M. Vroegop,
Trustee

Signed: November 29, 2017